UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): June 17, 2021

FIDELITY D & D BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	001-38229	23-3017653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Blakely and Drinker Streets, Dunmore, PA	18512
(Address of principal executive offices)	(Zip Code)

(570) 342-8281

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	FDBC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CURRENT REPORT ON FORM 8-K

ITEM 8.01Other Events

As previously announced, on February 25, 2021, Fidelity D & D Bancorp, Inc. (“Fidelity”) and its wholly-owned subsidiaries, The Fidelity Deposit and Discount Bank (“Fidelity Bank”) and NEPA Acquisition Subsidiary, LLC (“Acquisition Subsidiary”), and Landmark Bancorp, Inc. (“Landmark”) and its wholly-owned subsidiary, Landmark Community Bank (“Landmark Bank”), entered into an Agreement and Plan of Reorganization (the “Agreement”) which provides that, subject to the terms and conditions set forth in the Agreement, Landmark will merge with and into Acquisition Subsidiary with Acquisition Subsidiary surviving the merger. In addition, as soon as practicable after the merger of Landmark with and into Acquisition Subsidiary, Landmark Bank will merge with and into Fidelity Bank.

On June 17, 2021, Fidelity announced that Landmark’s shareholders voted to approve and adopt the Agreement. In addition, Fidelity announced that it has received all required regulatory approvals or waivers for the proposed acquisitions of Landmark and Landmark Bank. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated June 17, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY D & D BANCORP, INC.
(Registrant)

Dated: June 17, 2021	/s/ Salvatore R. DeFrancesco, Jr._________
Salvatore R. DeFrancesco, Jr.
Treasurer and Chief Financial Officer